EXHIBIT 10.15
Extract of the Agreement between
the Macao Special Administrative Region
and
Galaxy Casino, S.A.
Amendment to the Concession contract for the operation of games of chance or other games in casino in the Macao Special Administrative Region

I hereby certify that by means of an agreement dated June 23, 2022, recorded on pages 88 to 90 back of book 395A of the Notary Division of the Finance Services Bureau, that the “Concession contract for the operation of games of chance or other games in casino in the Macao Special Administrative Region” dated June 26, 2002, recorded on pages 12 to 91 back of book 338, further amended by means of an agreement dated December 19, 2002, recorded on pages 65 to 77 back of book 342, all from the said Notary Division, was amended, and now reads as follows:

Clause 1
Amendment

Clause 8 and Clause 43 of the Concession contract for the operation of games of chance or other games in casino executed by and between the Macao Special Administrative Region and Galaxy Casino, S.A. on June 26, 2002, amended on December 19, 2002, now reads as follows:

“Clause 8 – Term of the concession

1.The term of this concession is extended to December 31, 2022.
2.(Remains unchanged)

“Clause 43 – Reversion of casinos and gaming equipment and utensils allocated to gaming

1.On December 31, 2022, except in case the concession is terminated prior to this date, the casinos and the equipment and utensils of the concessionaire allocated to gaming, even when the latter are kept outside the casinos, shall automatically revert to the grantor of the concession, without compensation, and upon the delivery of the aforementioned assets, the concessionaire shall ensure they are in good upkeep and operating conditions, except for normal wear and tear resulting from the use thereof for the purposes of this concession contract, and free of any liens or charges.
2.The concessionaire shall immediately deliver the assets mentioned in the previous paragraph, and shall execute all documents requested by the Government in accordance with the law.
3.(Remains unchanged).
4.(Remains unchanged).
5.(Remains unchanged).
6.(Remains unchanged).”

Clause 2
Added Clauses
Clause 9-A, Clause 43-A and Clause 63-A are added to the concession contract with the following wording:

“Clause 9-A – Locations authorized to operate games of chance

The concessionaire is authorized to operate games of chance or other games in casino at the following locations:
1) “Casino Star World”, situated at Avenida da Amizade, Macau;
2)“Casino Galaxy Macau”, situated at Galaxy Macau, Estrada Baía da Nossa Senhora da Esperança, s/n, COTAI, Macau;
3)“Casino Broadway”, situated at Avenida Marginal Flor de Lotus, COTAI, Macao;
4)“Casino Waldo”, situated at Avenida da Amizade, Macau.

“Clause 43-A – Casinos

1.    The following casinos of the concessionaire shall, pursuant to article 40 of Law No. 16/2001 and Clause 43 of this concession contract, upon the expiry of the concession, revert to the Macao Special Administrative Region without compensation and free of any liens or charges:
1)“Casino Star World”;
2)“Casino Galaxy Macau”;
3)“Casino Broadway”.

Clause 63-A – Bank guarantee to guarantee the satisfaction of labour debts

1.The concessionaire undertakes to provide an autonomous first demand bank guarantee (“first demand”) in an amount not less than MOP1.63 billion, in favour of the Macao Special Administrative Region, to guarantee the satisfaction of labour debts upon the expiry of this contract.
2.The Macao Special Administrative Region may request to increase the amount of the abovementioned guarantee in accordance with the number of the workers employed by the concessionaire.
3.The concessionaire undertakes to pursue all actions and comply will all obligations as deemed necessary to keep the bank guarantee mentioned in paragraph 1 effective.
4.Upon expiry of the term of this concession contract, if the concessionaire fails to satisfy its labour debts within the deadline set by the Macao Special Administrative Region, the latter may enforce the bank guarantee mentioned in paragraph 1.
5.The bank guarantee mentioned in paragraph 1 may only be cancelled with the authorization of the Macao Special Administrative Region.
6.The expenses related with the issuance, maintenance and cancellation of the bank guarantee mentioned in paragraph 1 shall be entirely borne by the concessionaire.”

Clause 3
Compensation for the extension

1.The concessionaire shall pay the Macao Special Administrative Region the amount of MOP47 million with the execution of this agreement to amend the concession contract, as compensation for the extension of the term of the concession for the operation of games of chance or other games in casino to December 31, 2022.
2.The concessionaire undertakes to comply with the obligation set forth under Clause 63-A added pursuant to Clause 2 of this agreement to amend the concession contract within three months from date of execution of this agreement.

Clause 4
Undertaking

For the purposes of execution of this contract, the concessionaire and the concessionaire of the land in which are located the casinos referred to in Clause 43-A of the concession contract for the operation of games of chance or other games in casino, as amended by this contract, undertake to execute documents, and undertake to revert the casinos to the Macao Special Administrative Region in accordance with the terms of Law No. 16/2001, as amended, as well as of the concession contract for the operation of games of chance or other games in casino, as amended by this contract. The scope of the casinos is demarcated in the abovementioned documents.

Clause 5
Other clauses of the contract

The remainder of the clauses of the concession contract remain unchanged.

Clause 6
This agreement to amend the concession contract becomes effective as of the date of its execution by the parties.

Finance Services Bureau June 23, 2022, - the Private Notary, Ho Im Mei.
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